UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2016

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600
(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 W. Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 13, 2016, Concho Resources Inc. (the “Company”) and its subsidiaries announced their intention to offer $600,000,000 aggregate principal amount of senior unsecured notes due 2025 in a publicly underwritten offering (the “Notes Offering”).

In connection with the Notes Offering, the Company is disclosing under Item 7.01 of this Report the following information contained in the preliminary prospectus supplement and investor presentation that is being delivered to potential investors in connection with the Notes Offering. The information contained in this Report, does not constitute an offer to sell, or a solicitation of an offer to buy, any of the senior unsecured notes in the Notes Offering or any other securities of the Company.

Company Hedging Positions

As of December 13, 2016, the Company’s crude oil and natural gas hedges were as follows:

	Fourth Quarter 2016	2017	2018
Oil Swaps: (a)
Volume (Bbl)	5,054,000	24,688,800	19,046,124
Price per Bbl	$59.38	$54.58	$51.38
Oil Basis Swaps: (b)
Volume (Bbl)	5,060,000	22,412,000	1,095,000
Price per Bbl	$(1.48)	$(0.79)	$(0.89)
Natural Gas Swaps: (c)
Volume (MMBtu)	7,360,000	51,859,398	20,595,000
Price per MMBtu	$3.02	$3.06	$3.03

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: December 13, 2016	By:	/s/ Travis L. Counts
	Name:	Travis L. Counts
	Title:	Vice President and General Counsel